                                                                   EXHIBIT 23(a)



              WARNER-LAMBERT COMPANY AND CONSOLIDATED SUBSIDIARIES
                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 22, 1996 which appears on page 41 of Warner-Lambert Company's 1995 Annual Report to Shareholders, which is incorporated by reference in Warner-Lambert Company's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 20 of such Annual Report on Form 10-K. We also consent to the references to us under the heading 'Experts' in such Prospectus.



                                          PRICE WATERHOUSE LLP



4 Headquarters Plaza North
Morristown, NJ 07962
May 23, 1996